UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2006

SOURCE PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51241
(Commission File Number)

98-0443283
(IRS Employer Identification No.)

Suite 620, 304 - 8th Avenue, S.W., Calgary, Alberta T2P 1C1 Canada
(Address of principal executive offices and Zip Code)

403.444.2893 x 223
Registrant's telephone number, including area code

509 – 3495 Cambie Street, Vancouver, British Columbia V5Z 4R3 Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to identify any recoverable oil or gas resource or reserve of any kind , our ability to enforce or perform under our farm out agreements, our ability to hire the necessary personnel, and estimates of our cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on page 4, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the shares of common stock in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our company” refer to Source Petroleum Inc., our wholly owned subsidiary, Source Projects Inc. and its wholly owned subsidiary, 1245147 Alberta Ltd.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 6, 2006 we completed the acquisition of all the issued and outstanding common stock of Source Projects Inc. pursuant to a share exchange agreement dated July 26, 2006 among our company, as purchaser, and all of the shareholders of Source Projects Inc., as vendors and Source Projects Inc. and 1245147 Alberta Ltd. In exchange for all of the issued and outstanding shares of Source Projects Inc., we issued to the shareholders of Source Projects Inc. an aggregate of 32,000,000 shares of our common stock. As part of the transaction contemplated in the share exchange agreement, D. Barry Lee returned 67,500,000 shares of our common stock to our company for cancellation. As a result, the former shareholders of Source Projects Inc. now collectively own approximately 45.17% of our issued and outstanding common stock.

Also pursuant to the share exchange agreement, our sole director, Jeff Gillis, resigned and Hussein Charanek and Scott Rogers were appointed as directors of our company. Jeff Gillis also resigned as our Chief Executive Officer, Chief Financial Officer, President and Secretary. Hussein Charanek was appointed as our President, Chief Executive Officer and Chief Financial Officer and Scott Rogers was appointed as our Corporate Secretary.

Source Projects Inc. is a private corporation incorporated in the State of Delaware in May 2006. Source Projects Inc. is the sole shareholder of 1245147 Alberta Ltd., which is a private corporation incorporated in the Province of Alberta in May 2006. 1245147 Alberta Ltd. recently entered into two farm-out agreements as the farmee with Dual Explorations Inc. as the farmor for exploration of oilsands relating to certain farmout lands located at TWP 75-4-W6M and TWP 83-19-W5M in the Province of Alberta. 1245147 Alberta Ltd. also purchased the interest of Scott Oil and Gas Ltd. as the farmee in a farmout agreement with Western Petrochemical Corp. as the farmor for exploration of oil shales relating to certain farmout lands located at TWPs 43-49 Rges 1-8, W2M in the Province of Saskatchewan. Even though we were notified by CanWest Petroleum Corporation, the corporate parent of Western Petrochemical Corp., that it disputes the validity of the farmout agreement between Western Petrochemical Corporation and Scott Oil and Gas Ltd.; we have been assured by Scott Oil and Gas Ltd. that it believes the farmout agreement was valid and enforceable and that we are entitled to exercise the rights of Scott Oil and Gas Ltd. under that farmout agreement.

The exploration activities on these farmout lands are in very early stages and there can be no assurance that, following the closing of the share exchange agreement, we will be able to successfully locate commercially viable resources or reserves or any at all.

Item 3.02 Unregistered Sales

On September 6, 2006, we issued 32,000,000 shares of our common stock to the shareholders of Source Projects Inc. in exchange for all of the issued and outstanding common shares of Source Projects Inc.

The 32,000,000 shares of our common stock issued to the former shareholders of Source Projects Inc. were issued pursuant to exemptions from registration as set out under Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. None of the former shareholders of Source Projects Inc. were U.S. person or were acquiring the securities for the account or benefit of any U.S. person. The share certificates issued by our company to the former shareholders of Source Projects Inc. contain a legend stating that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Item 5.01 Change in Control

A change in control of our company occurred as a result of the transaction completed in accordance with the share exchange agreement we entered into with shareholders of Source Projects Inc., Source Projects Inc. and 1245147 Alberta Ltd. dated July 26, 2006.

As part of the transactions completed under the share exchange agreement, D. Barry Lee returned 67,500,000 shares of our common stock held by him to us for cancellation on September 6, 2006. After giving effect to the share exchange agreement, including the cancellation of the 67,500,000 shares of common stock and the issuance of 32,000,000 shares of our common stock to the former shareholders of Source Projects Inc., we now have 70,845,827 shares of common stock issued and outstanding.

As part of the transactions completed, Hussein Charanek exchanged 1,284.5 common shares of Source Projects Inc. for 12,845,000 shares of our common stock, constituting 18.13% of our issued and outstanding common stock. Former shareholders of Source Projects Inc. as a group, including Hussein Charanek, now collectively own 32,000,000 shares of our common stock, constituting 45.17% of our issued and outstanding common stock.

Item 5.02 Departure, Re-election and Appointment of Directors and Officers

Effective September 6, 2006, our former director, Jeff Gillis, resigned from our board of directors and from every office with our company he held. Also effective September 6, 2006, Hussein Charanek and Scott Rogers were appointed to our board of directors. Hussein Charanek was also appointed as our President, Chief Executive Officer and Chief Financial Officer and Scott Rogers was appointed as our Corporate Secretary.

Because we have acquired all of the common stock of Source Projects Inc., we plan to shift our operational focus to exploration of oilsands and oil shales on those properties subject to Source Projects Inc.’s farmout agreements. We have decided to suspend exploration activities on our existing properties in southwestern Alaska. Because of this change of direction in our exploration activities, we include in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10-SB.

We are an early stage oil and gas exploration company. For further details on our business, please see the section entitled “Description of Our Business” beginning on page 10.

EXECUTIVE SUMMARY

On September 6, 2006 we completed our acquisition of all of the issued and outstanding common stock of Source Projects Inc., a privately-owned Delaware corporation engaged in oil and gas exploration, pursuant to a share exchange agreement we entered into with the shareholders of Source Projects Inc., Source Projects Inc. and 1245147 Alberta Ltd. dated July 26, 2006.

Source Projects Inc. is the sole shareholder of 1245147 Alberta Ltd., which is a corporation incorporated in the Province of Alberta in May 2006. 1245147 Alberta Ltd. has interests as a farmee in two farm-out agreements it recently entered into with Dual Explorations Inc. for exploration of oilsands relating to certain farmout lands located at TWP 75-4-W6M and TWP 83-19-W5M in the Province of Alberta. 1245147 Alberta Ltd. also purchased the interest of Scott Oil and Gas Ltd. as the farmee in a farmout agreement with Western Petrochemical Corp. as the farmor for exploration of oil shales relating to certain farmout lands located at TWPs 43-49 Rges 1-8, W2M in the Province of Saskatchewan. Even though we were notified by CanWest Petroleum Corporation, the corporate parent of Western Petrochemical Corp., that it disputes the validity of the farmout agreement between Western Petrochemical Corporation and Scott Oil and Gas Ltd.; we have been assured by Scott Oil and Gas Ltd. that it believes the farmout agreement was valid and enforceable and that we are entitled to exercise the rights of Scott Oil and Gas Ltd. under that farmout agreement. Accordingly, in the next 12 months, we plan to shift the focus of our exploration activities from our current property located in Alaska to those properties held by Source Projects Inc.

As a result of the share purchase transaction, Source Projects Inc. is now a wholly-owned subsidiary of our company. Furthermore, Hussein Charanek and Scott Rogers have joined our board of directors and each brings substantial relevant experience to our company.

For further details on our new management team, please see the section on Directors and Executive Officers beginning on page 18.

RISK FACTORS

Shares of our common stock are speculative, especially since we are in the exploration-stage of our new business. We operate in a volatile sector of business that involves numerous risks and uncertainties. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Prospective investors should consider carefully the risk factors set out below.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations.

To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements and have incurred losses totalling approximately $72,769 for the six month period ended June 30, 2006, and cumulative losses of $210,849 to June 30, 2006. Our net cash used in operations for the six months ended June 30, 2006 was $51,375. As of June 30, 2006 we had working capital of $7,523,666 as a result of recent financing activities. We do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

•	drilling and completion costs increase beyond our expectations; or

•	we encounter greater costs associated with general and administrative expenses or offering costs.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

We will depend almost exclusively on outside capital to pay for the continued exploration and development of our properties. Such outside capital may include the sale of additional stock and/or commercial borrowing. Capital may not continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been and will be primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We have a history of losses and insignificant operating results.

From inception through to June 30, 2006, we have incurred aggregate losses of approximately $210,849. Our loss from operations for the six month period ended June 30, 2006 was $72,769. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will purchase our services, the size of customers’ purchases, the demand for our services, and the level of competition and general economic conditions. If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations. Until such time as we generate revenues, we expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our properties enter commercial production.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We were in the business of exploration for gold, copper and other minerals before our acquisition of Source Projects Inc. We have only decided to shift the focus of our exploration activities from mineral to oil and gas after we completed our acquisition of Source Projects Inc. Our company has no operating history in exploration of oil and gas at this time and must be considered in the very early development stage. The success of our company is significantly dependent on a successful acquisition, drilling, completion and production program. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

The validity of the farmee interest owned by our subsidiary in the farmout agreement between Western Petrochemical Corp. and Scott Oil and Gas Ltd. is disputed. We cannot assure you that the resolution of this dispute will be in favour of our company.

CanWest Petroleum Corporation, the corporate parent of Western Petrochemical Corp., has notified us that it disputes the validity of the farmout agreement between Western Petrochemical Corporation and Scott Oil and Gas Ltd. This farmout agreement relates to rights to explore for oil shales on certain farmout land in the Pasquia Hill area of Saskatchewan. Scott Oil and Gas Ltd. purported transferred its farmee interest in this farmout agreement to 1245147 Alberta Ltd., a wholly owned subsidiary of Source Projects Inc. Despite claims asserted by CanWest Petroleum Corporation, Scott Oil and Gas Ltd. assured us that it believes the farmout agreement is valid and enforceable. We anticipate our company and Scott Oil and Gas Ltd. will need to examine this farmout agreement with CanWest Petroleum Corporation and find a resolution to this dispute. We cannot assure you that the resolution of this dispute will be in favour of our company.

There are significant title risks associated with the properties subject to our farmout agreements.

None of the exploration permits underlying our farmout agreement in Saskatchewan have been converted to development leases. In the event that we do not meet the regulated expenditure requirements, or development conditions to convert our permits to leases or obtain an extension of such development requirements, our right to explore for bitumen or oil shale, as applicable, may be lost. We believe that we have good and proper right, title and interest in and to the permits that we intend to exploit. However, we have not obtained title opinions on any of our interests. Accordingly, ownership of the oil sands exploration rights could be subject to prior unregistered agreements or interests or undetected claims or interests. Furthermore, aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada.

Nature of Oil Sands Exploration and Development involves many risks that we may not be able to overcome.

Oil sands exploration and development is very competitive and involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. As with any petroleum property, there can be no assurance that commercial deposits of bitumen will be produced from any of the properties subject to our farmout agreements. Furthermore, the marketability of any discovered resource will be affected by numerous factors beyond our control. These factors include, but are not limited to, market fluctuations of prices, proximity and capacity of pipelines and processing equipment, equipment availability and government regulations (including, without limitation, regulations relating to prices, taxes, royalties, land tenure, allowable production, importing and exporting of oil and gas and environmental protection). The extent of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

We have not yet established any reserves and resources and we cannot assure you that we will ever establish any reserve or resource on the properties subject to our farmout agreements.

There are numerous uncertainties inherent in estimating quantities of bitumen resources, including many factors beyond our control, and no assurance can be given that the recovery of bitumen will be realized. In general, estimates of recoverable bitumen resources are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable bitumen, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially. No estimates of commerciality or recoverable bitumen resources can be made at this time, if ever.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labour disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The business of resource exploration and development is subject to substantial regulation under Canadian provincial and federal laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil sands bitumen and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil sands exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the properties subject to our farmout agreements and the oil sands industry generally, will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

RISKS RELATED TO OUR COMMON STOCK

Trading of our stock may be restricted by the SEC’s “Penny Stock” regulations which may limit a stockholder's ability to buy and sell our stock

The U.S. Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trading in our common stock on the OTC Bulletin Board is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments

Shares of our common stock are currently quoted on the OTC Bulletin Board. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

RISKS RELATED TO OUR COMPANY

Our By-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities

Our constating documents authorize the issuance of 4,500,000,000 shares of common stock with a par value of $0.001 and 5,000,000 shares of preferred stock with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Our By-laws do not contain anti-takeover provisions which could result in a change of our management and directors if there is a take-over of our company

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

As a result of a majority of our directors and officers are residents of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our company or our directors and officers

We do not currently maintain a permanent place of business within the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

CORPORATE HISTORY

We were established through the merger of Pacific Petroleum Inc. and Red Sky Resources Inc. on December 20, 2004 with Red Sky Resource Inc. as the surviving corporation. We acquired 25 mineral claims located in the Iliamna Lake area of Alaska covering an area of 4,000 acres that we believe are prospective for gold and copper mineral deposits in 2004 and since that time we have been an exploration stage company engaged in the exploration of mineral properties.

Because we had not discovered any economically viable mineral deposit on our mineral properties in southwestern Alaska, in April 2006 we decided to change the direction of our exploration activities to oil and gas sectors. We entered into a non-binding letter of intent to acquire a privately owned Alberta corporation engaged in the oil and gas business. To facilitate the transaction contemplated under the April 2006 letter of intent, our board of directors approved a one and one half (1.5) for one (1) forward stock split of our authorized, issued and outstanding shares of common stock. As a result, our authorized capital increased from 3,000,000,000 shares of common stock with a par value of $0.0001 per share to 4,500,000,000 shares of common stock with a par value of $0.0001 per share. This also increased our issued and outstanding share capital from 66,895,000 shares of common stock to 100,342,500 shares of common stock as at April 18, 2006.

We also agreed to change our name to “Source Petroleum Inc.” to better reflect our new business focus. The change of our name from “Red Sky Resources Inc.” to “Source Petroleum Inc.” received the requisite approval of our shareholders and took effect on May 25, 2006.

The April 2006 letter of intent was non-binding in nature and no definitive agreement was entered into between our company and the target Alberta corporation. Instead of pursuing the transaction contemplated under the April 2006 letter of intent, we entered into a share exchange agreement on July 26, 2006 with all of the shareholders of Source Projects Inc., as vendors and Source Projects Inc. and 1245147 Alberta Ltd. for the acquisition of all of the issued and outstanding share capital of Source Projects Inc.

On September 6, 2006, we completed the share exchange agreement and acquired all of the issued and outstanding shares of Source Projects Inc. As a result, we have decided to suspend mineral exploration activities on our existing properties in southwestern Alaska. We became an oil and gas exploration and development company and moved our headquarters to Suite 620, 304 8th Avenue, S.W. Calgary, Alberta, Canada.

Source Projects Inc.

Source Projects Inc. is an early stage oil and gas exploration company based in Calgary Alberta. It was incorporated pursuant to the laws of the State of Delaware in May 2006. Source Projects Inc. is the sole shareholder of 1245147 Alberta Ltd., which is a private corporation incorporated in the Province of Alberta in May 2006. 1245147 Alberta Ltd. recently entered into two farm-out agreements as the farmee with Dual Explorations Inc. as the farmor for exploration of oilsands relating to certain farmout lands located at TWP 75-4-W6M and TWP 83-19-W5M in the Province of Alberta. 1245147 Alberta Ltd. also purchased the interest of Scott Oil and Gas Ltd. as the farmee in a farmout agreement with Western Petrochemical Corp. as the farmor for exploration of oil shales relating to certain farmout lands located at TWPs 43-49 Rges 1-8, W2M in the Province of Saskatchewan.

DESCRIPTION OF OUR BUSINESS

We are an early exploration stage company engaged in the exploration of oilsands and oil shales on properties located in Alberta and Saskatchewan subject to three farmout agreements. Prior to the completion of the acquisition of Source Projects Inc., we had a 100% interest in 25 mineral claims, subject to a 3% net proceeds interest to the State of Alaska. Upon our the completion of our acquisition of Source Projects Inc., we have decided to suspend our mineral exploration activities on our Alaskan properties

Since we are an exploration stage company, no assurance can be given that the recovery of oilsands, oil shales or bitumen will be realized. In general, estimates of recoverable bitumen resources such as oilsands or oil shales are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable bitumen, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially. No estimates of commerciality or recoverable bitumen resources can be made at this time, if ever.

Our current operational focus is to conduct exploration of oilsands and oil shales on those properties subject to the following farmout agreements:

Farmout Agreement with Dual Exploration Inc. dated July 4, 2006 (Harmon Valley Area, Alberta)

The farmor to this farmout agreement is Dual Exploration Inc. and the farmee is 1245147 Alberta Ltd., a wholly owned subsidiary of our subsidiary, Source Projects Inc. This farmout agreement provides that we may explore for oilsands from the top of the Peace River Formation to the base of the Pekisko Formation in Sections 15, 16, 17, 20, 21, 29 of Twp. 83, Rge. IO, W5M. The farmout land in this agreement is covered by Alberta Crown Oil Sands Lease Nos. 7404041030 and 7404080869. Our recent searches indicated that these leases are active, all rentals have been paid to date and that Dual Exploration Inc. is registered lessee of an undivided 100% interest in the farmout lands

This agreement enables our company to acquire from the farmor a 50% working interest in three pre-selected sections comprising part of the farmout lands, defined as the Test Well Earning Block, upon paying 100% of the total costs of drilling, completing/equipping or abandoning three horizontal test wells to be successively drilled from the same specified surface location to contract depth in three different bottomhole locations to be determined. Drilling of the first test well is to commence on or before October 31, 2006 subject to surface access, rig availability and regulatory approvals and our company is obligated to pay all anticipated drilling costs within thirty days prior to spudding of each test well.

Dual Exploration Inc. acts as contract operator for the drilling operations and is required to provide us with test well data and an authorization for expenditure in connection with test wells, effectively converting the arrangement into a participation agreement.

This farmout agreement incorporates both the CAPL 1997 Farmout and Royalty Procedure and the CAPL 1990 Operating Procedure. Dual Exploration Inc. has been named as the initial Operator under the Operating Procedure and each of Dual Exploration Inc. and our company would have a 50% working interest in the earned lands.

We have the ability to abort the test well earning program in the event that the costs to drill the test wells exceed the authorization for expenditure costs plus 15%. Otherwise, we are obligated to pay the cost of a supplemental authorization for expenditure prepared by Dual Exploration Inc. In the event we elect to abort the program it will be deemed to have earned its interest in the Test Well Earning Block despite failing to comply with the terms of the Farmout and Royalty Procedure.

Under this farmout agreement we also have the option, upon completion of the test well earning program, to elect within sixty days of rig release of the last test well to drill three option wells in order to earn on the remaining three section block of the farmout lands not previously earned, defined as the Option Well Block. The terms of earning for the option wells are the same as those for the test wells.

Farmout Agreement with Dual Exploration Inc. dated July 4, 2006 (Woking Area, Alberta)

The farmor to this farmout agreement is Dual Exploration Inc. and the farmee is 1245147 Alberta Ltd. This farmout agreement provides that we may explore for all petroleum & natural gas below the base of the Halfway Formation in Section 21, Twp. 75, Rge. 4, W6M; all petroleum & natural gas below the base of the Stoddart Group in Section 29, Twp. 75, Rge. 4, W6M; and all petroleum & natural gas below the base of the Bluesky-Bulhead Formation in Section 31, Twp. 75, Rge. 4, W6M. The farmout land in this agreement is covered by Alberta Crown P&NG Licence Nos. 5405060306 and 5405060966. Our recent searches indicated that these leases are active, all rentals have been paid to date and that Dual Exploration Inc. is registered lessee of an undivided 100% interest in the farmout lands

The Agreement enables our company to acquire from Dual Exploration Inc. a 37.5% working interest in the three sections comprising the farmout lands upon paying 75% of the total costs of drilling, completing/equipping or abandoning one test well to be drilled from a specific surface location to contract depth in a specific bottomhole location. Drilling of the first test well is to commence on or before August 31, 2006 subject to surface access, rig availability and regulatory approvals and we are obligated to pay all anticipated drilling costs within thirty days prior to spudding the test well. We made a loan in the amount of $524,437.50 to Source Projects Inc. on August 22, 2006 so it may pay the authorization for expenditure for the drilling costs of the first test well.

Dual Exploration Inc. acts as contract operator for the drilling operations and is required to provide us with test well data and an authorization for expenditure in connection with test wells, effectively converting the arrangement into a participation agreement.

This farmout agreement incorporates both the CAPL 1997 Farmout and Royalty Procedure and the CAPL 1990 Operating Procedure. Dual Exploration Inc. is named as the initial Operator under the Operating Procedure and Dual Exploration Inc. and our company would have 62.5% and 37.5% working interests, respectively, in the earned lands.

We have the ability to abort the test well earning program in the event that the costs to drill the test wells exceed the authorization for expenditure costs plus 15%. Otherwise, we are obligated to pay the cost of a supplemental authorization for expenditure prepared by Dual Exploration Inc. In the event we elect to abort the program it will be deemed to have earned its interest in the farmout lands despite failing to comply with the terms of the Farmout and Royalty Procedure. However, Dual Exploration Inc. may then elect to proceed with the drilling as an independent deepening operation pursuant to Clause 1008 of the Operating Procedure, thereby subjecting us to a penalty on its share of production.

Farmout Agreement between Western Petrochemical Corp. and Scott Oil and Gas Ltd. dated February 25, 2006 (Pasquia Hill Area, Saskatchewan)

The farmor to this farmout agreement is Western Petrochemcial Corp. and the farmee is Scott Oil and Gas Ltd. Scott Oil and Gas Ltd. subsequently transferred its farmee interest in this farmout agreement to 1245147 Alberta Ltd. pursuant to a letter agreement dated May 30, 2006.

This farmout agreement enables the farmee to acquire 100% of Western Petrochemical Corp.’s interest only in the Second Whitespecks formation underlying: (a) a section of land pre-selected by the farmee as its test well location; and (b) an additional nine contiguous sections, which ten sections in total comprise part of the farmout lands. The farmout lands in this farmout agreement have been identified as Townships 43-49 and Ranges 1-11, all West of the 2nd Meridian, which are covered by 11 exploration permits issued by Saskatchewan Oil and Gas. The interest earned by the farmee is subject to the reservation to the farmor of a non-convertible 12% gross overriding royalty, which under the CAPL Farmout and Royalty Procedures will be calculated on all production from the farmout lands in which the farmee has earned its interest.

Under section 6 of this farmout agreement, approximately 71,680 acres are excluded from the area of the farmout lands in which the farmee may earn an interest. This excluded “Current Mine Area” acreage comprises substantial portion of the lands covered by two exploration permits. Western Petrochemical Corp. was also given the right to expand this acreage on notice to the farmee provided that it reimburses the farmee for 300% of the farmee’s costs of “drilling and/or placing on production” any earning well drilled in the expanded area.

Our searches with Saskatchewan Oil and Gas in July 2006 showed that 7 out of the 11 exploration permits covering the farmout lands in this agreement had expired and no lease selection were made for the areas covered by those permits. Further, additional 2 out of the 11 exploration permits were up for their final annual renewal on August 19, 2006 and the final 2 out the 11 exploration permits will be up for their final annual renewal on October 24, 2006. We are not sure whether Western Petrochemical Corp. has taken the necessary steps to renew the 4 exploration permits within the prescribed deadlines.

CanWest Petroleum Corporation, the corporate parent of Western Petrochemical Corp., has notified us that it disputes the validity of the farmout agreement between Western Petrochemical Corporation and Scott Oil and Gas Ltd. Despite claims asserted by CanWest Petroleum Corporation, Scott Oil and Gas Ltd. assured us that it believes the farmout agreement is valid and enforceable. We anticipate our company and Scott Oil and Gas Ltd. will need to examine this farmout agreement with CanWest Petroleum Corporation and find a resolution to this dispute.

The Oil Sands Industry

According to the National Energy Board of Canada (the “NEB”) oil sands contain sand, clay, water and bitumen, a heavy, tar like, viscous form of crude oil, with a density of approximately 8 degrees to 14 degrees API. Bitumen-bearing geologic formations, typically containing up to 18 percent bitumen saturation by weight, can be situated near the surface or hundreds of feet below. As stated in a paper prepared by the Petroleum Communication Foundation (the “PCF”), recovery of oil sands from formations above 75 meters (250 feet) is by open-pit mining; for deeper formations, in-situ recovery techniques such as steam-assisted gravity drainage (“SAGD”) are used. Development in the oil sands industry in Canada to date has been focused primarily in Alberta.

The Alberta Energy Utilities Board (the “AEUB”) estimates there are 1.6 trillion barrels of bitumen resource in place in Alberta of which 315 billion barrels are thought to be recoverable. The NEB has stated that initial established reserves (some 178 billion barrels) are considered sufficient to meet 250 years of Canadian crude oil demand at current rates. According to the 2006 Canadian Energy Survey prepared by PricewaterhouseCoopers (“PWC”) there are three main deposits of oil sands in Alberta: Athabasca, which represents approximately 80 percent, Cold Lake which represents approximately 12 percent and Peace River which represents approximately 8 percent. The AEUB has estimated that together, they occupy an area of about 140,000 square kilometers (54,000 square miles).

North America's energy needs are increasingly being met by bitumen produced from mining and in-situ operations in Alberta's oil sands. According to the Canadian Association of Petroleum Producers in 2005, Canada's crude oil and equivalent production totaled about 2.5 million barrels/day; more than two-thirds of this, 1.7 million barrels/day, came from Alberta, which included about one million barrels/day from the oil sands. In their survey PWC stated production from the oil sands is expected to more than double by 2010 and, by 2015, to increase to 3.0 million barrels/day. Total crude oil production is estimated to grow to 4.6 million barrels/day in 2015 and then to 4.9 million barrels/day by 2020. According to the Province of Saskatchewan, Saskatchewan is Canada's second largest oil producer (after Alberta) and produces about 17% of Canada's total oil production.

Exploration for commercially viable oil sands deposits has traditionally focused on Alberta, resulting in the establishment of mining and in-situ projects in the Athabasca oil sands region and in-situ projects in Cold Lake and Peace River deposits. Production from the world's first commercial oil sands mine came on stream in 1967. The second mining operation came on stream in 1973; commercial in-situ projects also began contributing production from deeper oil sands deposits in the 1970s. As stated by PWC in their survey at the beginning of 2006, there were three mining projects and 12 in-situ projects operating in the oil sands in Alberta and more than 60 projects in various stages of planning. The lead time for production from an oil sands project is generally a minimum of seven to ten years from initial exploration.

COMPETITION

We are an exploration-stage company engaged in the business of oil and gas exploration. We compete with other exploration-stage companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas resource exploration companies. The presence of competing junior oil and gas exploration companies may impact on our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the properties under investigation and the price of the investment offered to investors.

We also compete for oil and gas properties of merit with other exploration-stage companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional oil and gas properties.

Many of the oil and gas exploration companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase resource properties or enter into joint venture agreements with junior exploration companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

COMPLIANCE WITH GOVERNMENT REGULATION

Our business is subject to various federal, provincial and local laws and governmental regulations that may be changed from time to time in response to economic or political conditions. In Saskatchewan, the legislated mandate for the responsible development of the province's oil and gas resources is set out in the The Department of Energy and Mines Act that provides the Minister with the responsibility for the exploration, development, management and conservation of non-renewable resources. The Oil and Gas Conservation Act allows the orderly exploration for, and development of, oil and gas in the province and optimizes recovery of these resources. The exploration of oil shales, which includes oil sands, is regulated under The Oil Shale Regulations, 1964, as amended from time to time, made under The Mineral Resources Act, 1959. These regulations apply to oil shale rights that are the property of the Province and establish the terms under which exploration permits and leases are granted. Since 2005, the Province of Saskatchewan has undertaken a consultation review process with all stakeholders in an effort to update the oil sands and oil shale regulations. This update is intended to align regulations better with other regimes in the country and to encourage exploration and development activity in the Province.

In Alberta, oil sands activities are legislated under the Mines & Minerals Act which governs the management and disposition of rights in Crown owned mines and minerals, including the levying and collecting of bonuses, rental and royalties. The Oil Sands Conservation Act establishes a regulatory regime and scheme of approvals administered by the AEUB for the development of oil sands resources and related facilities in Alberta. The Acts are supported by the following regulations: Oil Sands Tenure Regulation, Oil Sands Royalty Regulation 1984, Oil Sands Royalty Regulation, 1997, Experimental Oil Sands Royalty Regulation, Oil Sands Conservation Regulation, Mines and Minerals Administration Regulation.

Regardless of provincial jurisdiction, we are required to comply with the environmental guidelines and regulations established at the federal, provincial and local levels for our field activities and access requirements on our permit lands and leases. Any development activities, when determined, will require, but not be limited to, detailed and comprehensive environmental impact assessments studies and approvals of federal, provincial and local regulators. Each provincial jurisdiction also maintains specific royalty regimes that will be applied to all oil sands and oil shale development projects consistent with other resource developments.

RESEARCH AND DEVELOPMENT

To date, execution of our business plan has largely focused on exploration of oilsands on those properties subject to our farmout agreements. We currently do not have any plan for research and development.

INTELLECTUAL PROPERTY

We do not have any intellectual property rights.

PLAN OF OPERATION

The following discussion should be read in conjunction with our pro forma financial statements and the related notes included herein. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this current report, particularly in the section entitled “Risk Factors” in this current report.

Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We have no revenues, have experienced losses since inception, have only begun our oil and gas exploration operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Plan of Operations

We, including all of our subsidiaries, are in the exploration stage and do not currently have any income from operating activities. We expect to use a majority of our existing working capital on exploration activities to be conducted by our subsidiaries, Source Projects Inc. and 1245147 Alberta Ltd., which have cash requirements for the next twelve months as described below. These cash requirements will likely be met by loans or capital contributions from our company. We intend to raise additional capital through the issuance of equity and or debt to finance operations of its subsidiaries, however, no assurance can be given that we will be successful in its exploration activities, in raising additional capital or obtaining other funding necessary to meet the cash requirements of our company and each of our subsidiaries.

For the next twelve months, we intend to continue our exploration activities pursuant to the 3 farmout agreements. We have made a loan in the amount of $524,437.50 to Source Projects Inc. on August 22, 2006 for the drilling costs of the first test well in the Woking Area, Alberta pursuant to the farmout agreement between Dual Exploration Inc. and our subsidiary, 1245147 Alberta Ltd. We anticipate that we will also begin work on drilling the first test well in the Harmon Valley Area as the farmout agreement between Dual Exploration Inc. and our subsidiary, 1245147 Alberta Ltd., provides that drilling of the first test well is to commence on or before October 31, 2006. Based on the data to be received from these test well, we will continue to examine the overall prospects for the properties subject to our farmout agreements, including evaluating future drilling programs, investigating commercial potential of the resource identified to date, the acquisition of additional exploration lands and conversion of its existing oil shale exploration permits to development leases, if appropriate.

Cash Requirements

We anticipate a cash requirement in the amount of $6 million to $8 million during the next 12 months, mostly for drill commitments, seismic, infrastructure costs and professional fees. Accordingly, we will require additional funds to implement our exploration and development programs. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. We need to raise additional funds in the immediate future in order to proceed with our exploration program.

During the next twelve months, we anticipate that we will not generate any revenue. Accordingly, we will be required to obtain additional financing in order to continue our plan of operations. We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the next phase of our exploration program. In the absence of such financing, we will not be able to continue exploration under our farmout agreements and our business plan will fail. Even if we are successful in obtaining equity financing to fund the next phase of our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of properties subject to our farmout agreements following the completion of the work program. If we do not continue to obtain additional financing, we will be forced to abandon our farmout agreements and our plan of operations

We may consider entering into a joint venture arrangement to provide the required funding to explore the properties subject to our farmout agreements. We have not undertaken any efforts to locate a joint venture partner. Even if we determined to pursue a joint venture partner, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of our farmout agreements. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in our farmout agreements to the joint venture partner.

Liquidity and Capital Resources

Cash used in operating activities was $51,375 for the six months ended June 30, 2006 largely due to our professional fees incurred, name change, stock split and private placements. This compares with cash used in operating activities of $66,298 for the six months ended June 30, 2005.

By November 30, 2006, we must make payment to the State of Alaska of an annual rental fee of a total of $2,500 for our twenty-five mineral claims, to keep our claims in good standing. We believe we have met the $10,000 annual labor commitment for the period ended September 1, 2006, but there are no assurances the State of Alaska will accept our report of annual labor.

We anticipate that we will require $24,000 to cover our ongoing general and administrative expenses for the next twelve months. We believe our cash on hand is sufficient to carry out our plan of operations and pay for the costs of our general and administrative expenses for the next twelve months. Our ability to complete the next phase of our recommended work program will be subject to us obtaining adequate financing as these expenditures will exceed our cash reserves. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or through shareholder or related party loans, although there are no assurances any such financing will be completed.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

Our significant accounting policies are disclosed in Note 2 to the unaudited financial statements included in our Quarterly Report on Form 10-QSB filed on August 22, 2006.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common shares are currently trading on the OTC Bulletin Board under the symbol SOPO. Our common shares commenced trading on the OTC Bulletin Board on July 25, 2005 under the symbol RSKY. On February 17, 2006, we effected a thirty (30) for one (1) forward stock split resulting in a new symbol, RSKI. On April 17, 2006, we effected a one and one-half (1.5) for one (1) forward stock split resulting in a new symbol, RDSK. On May 24, 2006, we changed our name to Source Petroleum Inc. resulting in our current trading symbol, SOPO. All references to trading prices have been adjusted to give retroactive effect to the stock split. The following quotations reflect the high and low bids for our shares of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Month Ended	High	Low
June 30, 2006	$2.00	$1.62
July 31, 2006	$2.50	$1.65
August 31, 2006	$2.15	$1.80
September 31, 2006	$2.30	$2.05

The high and the low bid prices for our common shares for each quarter prior to the periods set forth above are not available from the OTCBB. In order for the OTCBB to report the high and low bid prices for a particular security, there must be three market makers for that security. During the period from the date our common shares were first traded on the OTCBB to May 31, 2006, there was only one or two market makers for our common stock. As such, the OTCBB has not reported the high or low bid prices for our common shares during the periods.

Holders of our Common Stock

As of October 3, 2006, there were 66 registered shareholders of our common stock.

Dividends

Since our inception, we have not declared nor paid any cash dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our board of directors will determine future declarations and payments of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

DESCRIPTION OF PROPERTY

We have discontinued the use of our executive offices located at Suite 509, 3495 Cambie Street, Vancouver, British Columbia. We now maintain an executive office in Calgary, Alberta. We believe these spaces are adequate for our current needs and that suitable space will be available to accommodate our future needs. We also own 3 working interests in properties subject to our farmout agreements in Alaska and Saskatchewan. For details on these properties, please see the section entitled “Description of Our Business” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our shares of common stock beneficially owned as of September 12, 2006 for: (i) each shareholder we know to be the beneficial owner of 5% or more of our shares of common stock; (ii) each of our executive officers and directors; and (iii) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. Except as otherwise noted below, the number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion or option exercise, or otherwise, within 60 days after September 12, 2006. Beneficial ownership calculations for 5% stockholders are based solely on publicly filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Hussein Charanek Director, President, CEO and CFO Suite 310, 330 – 26th Avenue, S.W. Calgary, Alberta T2S 2T3	12,845,000	18.13%
Directors and Executive Officers as a Group	12,845,000	18.13%

(1) Based on 70,845,827 shares of common stock issued and outstanding as of September 12, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding our current and proposed executive officers and directors:

Name	Age	Position with the Company	Served as a Director and Officer Since
Hussein Charanek	38	Director, President, Chief Executive Officer and Chief Financial Officer	September 6, 2006
Scott Rodgers	35	Director, Secretary	September 6, 2006

Hussein Charanek:

Mr. Hussein Charanek is a corporate consultant with over 12 years of experience in the capital markets both in Canada and internationally. Mr. Charanek was the co-founder and president of Maxen Energy, now Pan Orient Energy, where he was instrumental in helping to raise in excess of $12 million for the company and conducting a reverse merger with a Toronto Venture Exchange listed company. Mr. Charanek has also raised an initial $23 million dollars for Qeva Energy Group, an international oil and gas company focused in the North Sea, preparing to list on a Canadian public market as well as being a key participant of the creation of Fuel-x International Inc., a private international oil and gas company. In the past year he has also assisted Fuel-x in raising in excess of $50 million dollars CAD privately. Previously Mr. Charanek was Vice President and Co-founder of Tri-Verse Capital Corporation a private investment holdings company.

Scott Rogers:

Mr. Scott Rogers is the President & CEO of Propel Energy Corp., a private E & P Company holding its core assets within the Western Canadian Sedimentary Basin. Comprised of key industry partnerships combined with over 120,000 net acres of exploration and development land. More than 14 years experience in finance and oil and gas, primarily in corporate planning, negotiating, and developing land and exploration strategies. Previous experience consisted of financing start up resource companies through the capital markets, developing market strategies, and helping companies build their core assets through the implementation of proper capitalization.

Board Meetings and Committees

Our board of directors held no formal meetings during the year ended December 31, 2005. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporation Law and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believe that it is not necessary to have a standing audit or compensation committees at this time because the functions of such committees are adequately performed by our board of directors.

Our board of directors also is of the view that it is appropriate for us not to have a standing nominating committee because there is currently only one director on our board of directors and the one director has performed and will perform adequately the functions of a nominating committee. These one director who performs the functions of a nominating committee is not independent because he is also an officer of our company. The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of National Association of Securities Dealers. Our board of directors has not adopted a charter for the nomination committee. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because we believe that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level. There are no specific, minimum qualifications that our board of directors believes must be met by a candidate recommended by our board of directors. The process of identifying and evaluating nominees for director typically begins with our board of directors soliciting professional firms with whom we have an existing business relationship, such as law firms, accounting firms or financial advisory firms, for suitable candidates to serve as directors. It is followed by our board of directors’ review of the candidates’ resumes and interview of candidates. Based on the information gathered, our board of directors then makes a decision on whether to recommend the candidates as nominees for director. We do not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings in which any director or officer, any proposed director or officer or any owner of record or beneficial owner of more than 5% of any class of voting securities of our company, or any affiliate of any such director or officer, proposed director or officer or security holder, is a party adverse to our company or has a material interest adverse to our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two years and except as disclosed below, none of the following persons has had any direct or indirect material interest in any transaction to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

(a)	any director or officer of our company;

(b)	any proposed director of officer of our company;

(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(d)	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports that they file.

To the best of our knowledge, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We reimburse our directors for expenses incurred in connection with attending board meetings, but did not pay directors’ fees or other cash compensation for services rendered as a director in the periods ended December 31, 2005 and 2004. No compensation of any kind has been paid, or is payable, to any of our executive officers in the periods ended December 31, 2005 and 2004.

Since our inception, we have not granted any stock options, long-term incentive plans, or stock appreciation rights.

We have no standard or other arrangements for compensating directors for their service in their capacity as directors, or for committee participation or special assignments.

We have not entered into any employment or consulting agreement with any of our directors or officers, although, as required in our share exchange agreement with Source Projects Inc., we may enter into employment agreements with Hussein Charanek and Scott Rogers, upon the closing of the transactions contemplated by the share purchase agreement.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our directors or officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or officers, except that stock options may be granted at the discretion of our board of directors in the future.

We have no plans or arrangements in respect of remuneration received or that may be received by the officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Item 9.01.   Financial Statements and Exhibits.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following financial statements are included in this current report:

Pro forma Financial Statements for Source Petroleum Inc. (Unaudited).

                 Compilation Report

                 Pro Forma Combined Condensed Consolidated Balance Sheet as at June 30, 2006.

                 Pro Forma Combined Condensed Consolidated Statement of Operations for the six-month period ended June 30, 2006.

                 Notes to the Pro Forma Combined Condensed Consolidated Financial Information.

Unaudited Pro Forma Combined Financial Statements

SOURCE PETROLEUM INC.

As at and for the six-month period ended June 30, 2006

Source Petroleum Inc. (an exploration stage enterprise) PRO FORMA COMBINED BALANCE SHEET (Unaudited) JUNE 30, 2006
	Source Petroleum Inc.	Source Projects	Pro Forma Adjustments	Note	Pro Forma Combined

Assets
Current assets
Cash and short term investments	$ 593				$ 593
Segregated Cash	7,553,084				7,553,084
Accounts receivable		3,200			3,200
	7,553,677	3,200	-		7,556,877
Long term assets
Petroleum and natural gas properties	-	405	43,996,395	2(a)	43,996,800

	-	405	43,996,395		43,996,800

	$ 7,553,677	$ 3,605	$ 43,996,395		$ 51,553,677

Liabilities

Current liabilities
Accounts payable and accrued expenses	$ 30,011				30,012
	30,011	-	-		30,012

Shareholders' Equity

Share Capital	10,234	32	(32)	2(a)	49,565,124
			3,200	2(a)
Share subscriptions received	5,554,890				5,554,890

Contributed surplus	2,169,391	3,573	(3,573)	2(a)	46,166,191
			43,996,800	2(a)
Deficit accumulated during the exploration stage	(210,849)	-			(210,850)
	7,523,666	3,605	43,996,395		51,523,665
	$ 7,553,677	$ 3,605	$ 43,996,395		$ 51,553,677

See accompanying notes to unaudited pro forma combined financial statements

Source Petroleum Inc. (an exploration stage enterprise) PRO FORMA COMBINED STATEMENT OF OPERATIONS AND DEFICIT (Unaudited) JUNE 30, 2006
	Source Petroleum Inc.	Source Projects	Pro Forma Adjustments	Notes	Pro Forma Combined
Expenses
General and administrative	$ 75,817	$ -	$ -		$ 75,817
Foreign exchange gain (loss)	(3,048)	-	-		(3,048)
	72,769	-	-		72,769
Net loss for the period	$ (72,769)	$ -	$ -		$ (72,769)
Loss per share - Basic and Diluted	$ (0.00)	$ (0.00)	$ (0.00)		$ (0.00)

See accompanying notes to unaudited pro forma combined financial statements

SOURCE PETROLEUM INC.

Notes to pro forma combined financial statements as at and for the six-month period ended June 30, 2006

(Unaudited)

1. Basis of presentation:

The accompanying unaudited pro forma combined financial statements of Source Petroleum Inc. has been prepared by management to give effect to the completed acquisition of Source Projects. Source Projects is a private oil and gas company engaged in the exploration for, and the development, production and acquisition of, natural gas and petroleum interests in Western Canada.

The pro forma combined balance sheet of Source Petroleum Inc. as at June 30, 2006 is based on the unaudited balance sheet of Source Petroleum Inc. as at June 30, 2006, and the unaudited balance sheet of Source Projects as at June 30, 2006. The pro forma combined statement of operations for the six-month period ended June 30, 2006 is based upon the unaudited statement of operations for Source Petroleum Inc. and Source Projects. As Source Projects was incorporated on May 22, 2006 and did not have any operations prior to June 30, 2006, other than the acquisition of certain non-producing oil and gas properties, it had no statement of operations for 2006.

The pro forma combined financial statements may not be indicative of results that actually would have occurred if the events reflected herein had been in effect on the dates indicated or of the results expected in future periods. In preparing the pro forma combined financial statements no adjustments have been made to reflect operating synergies or cost savings that may have been achieved as a result of combined operations of the combined assets.

Accounting policies used in the preparation of the pro forma combined financial statements are in accordance with those disclosed in the audited financial statements of Source Petroleum Inc. as at and for the year ended December 31, 2005.

The pro forma combined financial statements should be read in conjunction with audited financial statements as at and for the year ended December 31, 2005 and the unaudited financial statements as at and for the six-month period ended June 30, 2006 of Source Petroleum Inc. and Source Projects.

SOURCE PETROLEUM INC.

Notes to pro forma combined financial statements as at and for the six-month period ended June 30, 2006

(Unaudited)

2.	Pro forma adjustments and assumptions – Source Projects Purchase:

	a)	The pro forma unaudited combined financial statements give effect to the purchase of Source Projects, as if the acquisition had occurred as of January 1, 2006 for informational purposes only and is not necessarily indicative of what the financial position or results of operations would have been had the acquisition at the date indicated. In addition, the unaudited pro forma condensed combined Statement of Operations does not purport to project the future operating results of the combined company, whereby all of the issued and outstanding common shares of Source Projects were acquired by Source Petroleum Inc. for consideration of 32,000,000 common shares. The transaction is accounted for as a purchase transaction; that is, the transaction is equivalent to the issuance of shares by Source Petroleum Inc. for the net assets of Source Projects. The value of the shares issued by Source Petroleum Inc. was determined by the closing market price as of the date of the acquisition discounted by 35% which is management’s estimate of the dilution effect expected to occur from the issuance of such a large block of shares. The net value recorded equals management’s estimate of the value of the property rights acquired.

SOURCE PETROLEUM INC.

Notes to pro forma combined financial statements as at and for the six-month period ended June 30, 2006

(Unaudited)

3. Share Capital:

As at June 30, 2006 Source Petroleum Inc. had 102,342,500 common shares outstanding and Source Projects had 3,200 common shares outstanding. As the acquisition agreement between the two companies called for the issuance of 32,000,000 Source Petroleum Inc. shares to Source Projects shareholders, the total pro forma common shares outstanding at June 30, 2006, after giving effect to the adjustments described below is 134,342,500.

Common Shares	Number	Amount

Source Petroleum Inc. shares issued and outstanding at June 30, 2006	102,342,500	$ 10,234

Source Petroleum Inc. shares issued to shareholders of Source Projects	32,000,000	3,200

Source Petroleum Inc. shares issued and outstanding after the Source Projects acquisition	134,342,500	$ 13,434

4. Subsequent Event:

On September 6, 2006, D. Barry Lee returned 67,500,000 shares of common stock of Source Petroleum Inc. to the Company for cancellation. As a result, the Company had 70,845,827 issued and outstanding shares of common stock as at September 6, 2006.

Exhibits

10.1	Share Exchange Agreement among all shareholders of Source Projects Inc., Source Projects Inc., and 1245147 Alberta Ltd. dated July 26, 2006. (Incorporated by reference from our current report on Form 8-K filed on July 27, 2006).

10.2	Farmout Agreement between Scott Oil and Gas Ltd. and Western Petrochemical Corp. dated February 25, 2006.

10.3	Farmout Agreement between 1245147 Alberta Ltd. and Dual Exploration Inc. dated July 4, 2006 for interest in Woking Area, Alberta.

10.4	Farmout Agreement between 1245147 Alberta Ltd. and Dual Exploration Inc. dated July 4, 2006 for interest in Harmon Valley Area, Alberta.

21.1	Source Projects Inc., a Delaware corporation. 1245147 Alberta Ltd., an Alberta corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCE PETROLEUM INC.

By: /s/ Hussein Charanek

Hussein Charanek
Chief Executive Officer and Director

Date: October 17, 2006